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                                    EXHIBIT 5
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                      FORM OF INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT ("Agreement") made as of
                    , 1997 by and between THE PORTLAND MUTUAL FUNDS, a Delaware business trust (the "Trust) and UNION BOND & TRUST COMPANY (the "Investment Adviser").

                                    RECITALS

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to certain of its series of shares of beneficial interests as may currently exist or be created in the future as listed on Exhibit A hereto (each, a "Fund" and collectively, the "Funds"), and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

                                    AGREEMENT

     1.  APPOINTMENT.

     The Trust hereby appoints the Investment Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein for the compensation set forth below.

     2.  SERVICES AS INVESTMENT ADVISER.

     Subject to the supervision and direction of the Board of Trustees of the Trust, the Investment Adviser will (a) manage each Fund in accordance with the Fund's investment objectives, policies, and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect; (b) make investment decisions for each Fund concerning (i) specific types of securities to be held by the Fund and the proportion of the Fund's assets that should be allocated to such investments or held uninvested during particular market cycles, and (ii) the specific issuers whose securities will be purchased or sold by the Fund; and (c) place orders to purchase and sell securities.

     In performing its investment management services to the Funds hereunder, the Investment Adviser will provide the Funds with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.


1-INVESTMENT ADVISORY AGREEMENT
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     The Investment Adviser will supply adequate (i) office space (which may be in the Investment Adviser's own offices) and (ii) office furnishings, facilities, and equipment as may be reasonably required for managing the corporate affairs and conducting the business of the Trust, including complying with the corporate reporting requirements of the various states in which the Trust does business, and conducting correspondence and other communications with the shareholders of the Trust. In providing those services, the Investment Adviser will supervise each Fund's investments generally and conduct a continual program of evaluation of the Fund's assets.

     In connection with the performance of its duties under this Agreement, the Investment Adviser shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. In addition, it is understood that the Investment Adviser may employ or associate with itself such additional person or persons as the Investment Adviser may believe to be necessary and fitted to assist it in the performance of this Agreement. The compensation of such person or persons shall be paid by the Investment Adviser and no obligation may be incurred on the Trust's behalf in any such respect.

     The Investment Adviser further agrees that, in performing its duties hereunder, it will:

          (a) comply with the 1940 Act and all rules and regulations thereunder, the Investment Advisers Act of 1940 (the "Advisers Act"), the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

          (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

          (c) place orders pursuant to its investment determinations for each Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in each Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

          (d) make available to the Trust, promptly upon its request, such copies of the Investment Adviser's investment records and ledgers with respect to the Funds as may be required to assist the Trust in its compliance with applicable laws and regulations. The Investment Adviser will furnish the Trustees with such periodic and special reports regarding each Fund as they may reasonably request; and

          (e) immediately notify the Trust in the event that the Investment Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Investment Adviser


2-INVESTMENT ADVISORY AGREEMENT
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     further agrees to notify the Trust immediately of any material fact known to the Investment Adviser respecting or relating to the Investment Adviser that is not contained in the Trust's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

     3.   BROKERAGE.

     The Investment Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Investment Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Investment Adviser is directed at all times to seek to execute brokerage transactions for the Funds in accordance with such policies or practices as may be established by the Board of Trustees and described in the Funds' currently effective Prospectuses and SAIs, as amended from time to time. In placing orders for the purchase or sale of investments for the Funds, in the name of the Funds or their nominees, the Investment Adviser shall use its best efforts to obtain for the Funds the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

     Subject to the appropriate policies and procedures approved by the Board of Trustees, the Investment Adviser may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, as amended, cause a Fund to pay a broker or dealer that provides brokerage or research services to the Investment Adviser or the Fund an amount of commissions for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Investment Adviser's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Investment Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Investment Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

     4.   INFORMATION PROVIDED TO THE TRUST.

     The Investment Adviser will furnish to the Trust whatever statistical information the Trust may reasonably request with respect to each Fund's assets or contemplated investments. The Investment Adviser will keep the Trust informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust from time to time with whatever information the Investment Adviser believes is appropriate for this purpose.


3-INVESTMENT ADVISORY AGREEMENT
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     5.   BOOKS AND RECORDS.

     The Investment Adviser agrees to maintain such books and records with respect to its services to the Trust as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records that it maintains for the Trust in respect of the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be required in order to determine whether the operations of the Trust are being conducted in accordance with applicable law and regulations.

     6.   STANDARD OF CARE.

     The Investment Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund (including without limitation any legal fees, costs and expenses) in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Investment Adviser against any liability to the Fund or to its shareholders to which the Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Investment Adviser" shall include any officers, directors, employees or other affiliates of the Investment Adviser performing services with respect to the Trust or any Fund.

     7.   COMPENSATION.

     For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor fees, computed daily and payable at the end of each calendar month, on an annual basis equal to the percentages of the Funds' respective average daily net assets as listed on Exhibit A hereto.

     The "average daily net assets" of a Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act, or if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Trust's Agreement and Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 7, the value of


4-INVESTMENT ADVISORY AGREEMENT
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the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock
Exchange, or as of such other time as the value of the net assets of the Fund's securities may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month and when the Investment Adviser's compensation is payable at the end of such month, then such value shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this
Section 7.

     In the event that the Investment Adviser's gross compensation hereunder shall, when added to the other expenses of a Fund, cause the aggregate expenses of the Fund to exceed the maximum expenses permitted under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Fund may be qualified for offer and sale, the total compensation paid or payable to the Investment Adviser shall be reduced (but not below zero), to the extent necessary to cause the Fund not to exceed such expense limitation. Except to the extent that such reduction has been reflected in lowered monthly payments to the Investment Adviser, the Investment Adviser shall refund to the Fund the amount by which the total of payments received by the Investment Adviser are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that the Investment Adviser shall not be required to pay the Fund an amount greater than the fee otherwise payable to the Investment Adviser in respect of such year. As used in this Section 7, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" mean a limitation on the maximum annual expenses which may be incurred by an investment company as determined by applicable law. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Investment Adviser's compensation for any fiscal year of a Fund; provided, however, that nothing in this Agreement shall limit the Investment Adviser's fees if not required by an applicable statute or regulation referred to above in this Section 7.

     8.   EXPENSES.

     During the term of this Agreement, the Investment Adviser will bear all expenses in connection with the performance of its services under this Agreement. Except as otherwise specifically provided in this Section 8, the Investment Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Trust (including the Trust's share of payroll taxes for such persons), and the Investment Adviser shall make available, without expense to the Trust, the service of its directors, officers and employees who may be duly-elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     The Investment Adviser shall not be required to pay any expenses of the Trust other than those specifically allocated to the Investment Adviser in this
Section 8 or as may otherwise be


5-INVESTMENT ADVISORY AGREEMENT
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agreed in a separate agreement between the parties.  In particular, but without limiting the generality of the foregoing, each Fund will bear other expenses to be incurred in its operation, including: fees payable to the Investment Adviser and to any other Fund advisers or consultants; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors or employees of the Investment Adviser or any of its affiliates; SEC fees and state Blue Sky fees; charges of custodians and transfer and dividend disbursing agents; charges of any independent pricing service retained to assist in valuing the assets of the Fund; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the Trust's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to shareholder services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses, statements of additional information, reports, notices and dividends for regulatory purposes and for distribution to existing shareholders of the Trust and to the officers or Board of Trustees of the Trust; costs of stationery; any litigation expenses; costs of stockholders' meetings; the compensation and all expenses (specifically including travel expenses relating to the Trust's business) of officers, Trustees and employees of the Trust who are not interested persons of the Investment Adviser; travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Investment Adviser, to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning the Trust or any committees thereof or advisers thereto; fees, dues and expenses incurred by or with respect to the Trust in connection with membership in investment company trade organizations; and any extraordinary expenses. Trust-wide expenses not identifiable to a specific Fund will be allocated to all Funds pro rata on the basis of their relative net assets.

     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS.

     The Trust understands that the Investment Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Trust has no objection to the Investment Adviser so acting, provided that such other services do not interfere in a material manner with the Investment Adviser's ability to meet its obligations hereunder. Whenever a Fund and one or more other accounts or investment companies advised by the Investment Adviser having similar investment objectives and policies have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be fair and equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Trust understands that the persons employed by the Investment Adviser to assist in the performance of the Investment Adviser's duties under this Agreement will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Investment Adviser or any affiliate of the Investment Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. If the


6-INVESTMENT ADVISORY AGREEMENT
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Investment Adviser provides any advice to its clients concerning the shares of the Fund, the Investment Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     10.  DURATION AND TERMINATION.

     This Agreement shall be effective as to a Fund as of the date the Fund commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust with respect to that Fund and the shareholders of the Fund in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to such Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually by
(a) the vote of a majority of the Trustees or (b) the Vote of a Majority of each Fund's Outstanding Voting Securities, provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Fund (a) by the Trust at any time, without the payment of any penalty, by action of the Board of Trustees of the Trust or by a Vote of a Majority of the Outstanding Voting Securities of the relevant Fund, on 60 days' written notice to the Investment Adviser, or (b) by the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "Vote of a Majority of the Outstanding Voting
Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.

     11.  REPRESENTATIONS AND WARRANTIES.

     The Investment Adviser hereby represents and warrants as follows: (i) the Investment Adviser is exempt from registration under the Advisers Act; (ii) the Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under, this Agreement; (iii) this Agreement is legal, valid and binding, and enforceable in accordance with its terms; and (iv) the performance by the Investment Adviser of its obligations under this Agreement does not conflict with any law to which it is subject.

     12.  LIMITATION OF LIABILITY.

     This Agreement has been executed on behalf of the Trust in respect of the Funds by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding on the assets and property of the Funds only and shall not be binding on any other series of the Trust or any Trustee, officer or shareholder of the Trust individually.


7-INVESTMENT ADVISORY AGREEMENT
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     13.  NOTICES.

     Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser, 5665 SW Meadows Road, Suite 400 Lake Oswego, Oregon 97035 or (b) to the Trust, 5665 SW Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

     14.  AMENDMENTS.

     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of: (i) a majority of the outstanding voting securities of the relevant Fund, and (ii) a majority of the Trustees including a majority of Trustees who are not Interested Persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15.  MISCELLANEOUS.

          (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) If any provision of this Agreement shall be held or made invalid by a court decision statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (d) Nothing herein shall be construed as constituting the Investment Adviser as an agent of the Trust.


8-INVESTMENT ADVISORY AGREEMENT
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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              THE PORTLAND MUTUAL FUNDS


                              By:
                                 ----------------------------------------
                              Printed Name:
                                           ------------------------------
                              Title:
                                    -------------------------------------

                              UNION BOND & TRUST COMPANY


                              By:
                                 ----------------------------------------
                              Printed Name:
                                           ------------------------------
                              Title:
                                    -------------------------------------


9-INVESTMENT ADVISORY AGREEMENT
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                                    EXHIBIT A

                      INVESTMENT ADVISORY AGREEMENT BETWEEN
            THE PORTLAND MUTUAL FUNDS AND UNION BOND & TRUST COMPANY


                                                                     Investment
Fund                                                                Advisory Fee
----                                                                ------------
Portland Stable Investment Fund                                         0.35%


10-INVESTMENT ADVISORY AGREEMENT